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                                    EXHIBIT 3

                             JOINT FILING AGREEMENT


           We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.




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
                                                              BB MEDTECH AG

  Date:   July 7, 1998                                        By:      /s/ H. Jorg Graf
                                                                       ----------------

                                                              Name:    H. Jorg Graf


  Date:   July 7, 1998                                        By:      /s/ Dr. Cyrill Zimmermann
                                                                       -------------------------

                                                              Name:     Dr. Cyrill Zimmermann


                                                              MEDSOURCE S.A.

  Date:   July 7, 1998                                        By:      /s/ H. Jorg Graf
                                                                       ----------------

                                                              Name:    H. Jorg Graf


  Date:   July 7, 1998                                        By:      /s/ Dr. Cyrill Zimmermann
                                                                       -------------------------

                                                              Name:     Dr. Cyrill Zimmermann
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